Exhibit 1.02 - Conflict Minerals Report

Brocade Communications Systems, Inc.
130 Holger Way
San Jose, CA 95134

Calendar Year 2013

1	Introduction

In 2010, the United States enacted the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd Frank Act”). Section 1502 of the Dodd Frank Act specifically relates to “conflict minerals” and adds Rule 13p-1 to the Exchange Act. Rule 13p-1 and the related rules adopted by the Securities and Exchange Commission (“SEC”) require companies subject to Rule 13p-1 to perform certain procedures to determine the source of “conflict minerals”1, that are deemed to be necessary to the functionality of the products such companies manufacture or contract to manufacture. Specifically, companies are required to determine whether the conflict minerals used in their products originated in the Democratic Republic of the Congo (“DRC”) or an adjoining country (together, “covered countries”), and whether armed groups directly or indirectly benefit as a result, and to disclose information about the due diligence procedures the company performed.
Brocade has determined that certain conflict minerals are necessary to the functionality or production of a product or products that it manufactured in Calendar Year 2013 (“CY 2013”). Based on that determination, Brocade conducted a reasonable country of origin inquiry (“RCOI”) to determine whether any of those conflict minerals originated in the covered countries. Based on the results of its CY 2013 RCOI, Brocade had reason to believe that certain parts or components of one or more of its products may contain conflict minerals from a covered country and may not be from recycled or scrap sources. As a result, Brocade conducted the due diligence activities described in this report. Following the due diligence process, Brocade determined that its applicable products were DRC conflict undeterminable (as defined in the rules and regulations of the SEC).

[1]
Defined in Section 1502(e)(4) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Act”) to include columbite-tantalite, also known as coltan (the metal ore from which tantalum is extracted); cassiterite (the metal ore from which tin is extracted); gold; wolframite (the metal ore from which tungsten is extracted); or their derivatives. Brocade refers to these materials as 3TG.

2	Due Diligence

2.1	Brocade’s RCOI and Due Diligence Process
As an original equipment manufacturer, Brocade is many steps removed in the supply chain from the smelters that process the minerals used in its products and from the mines of origin for the minerals. Therefore, Brocade determined that it is reasonable for the company to expect its suppliers to identify those “upstream” companies, namely, the smelters/refiners that represent the sources of tin, tantalum, tungsten and gold (“3TG”) in its supply chain. Brocade’s approach to due diligence was integral to its RCOI process and relied heavily on developing and responding to a clear understanding of the conflict minerals risk inherent in its supply chain. Brocade aligned its efforts with the conflict minerals tools and processes developed by the Electronics Industry Citizenship Coalition (“EICC”) and the Global e-Sustainability Initiative (“GeSI”), specifically:

•
the industry standard EICC/GeSI Conflict Minerals Reporting Template was used for surveying direct suppliers for critical conflict minerals information, including identification of all smelters in their supply chains

•
the results of the Conflict Free Smelter (CFS) audit program, under which the EICC is sponsoring audits of the smelters utilizing a standard audit protocol, was used to determine whether a smelter is conflict free

Brocade utilized the EICC template to collect information on 3TG that is present in its supply chain, reviewed the information, exercised due diligence where appropriate to include pressing for more detailed and transparent information from certain suppliers, and conducted desk top audits of the information provided by a select group of suppliers. As a result of its RCOI, Brocade determined that at least some of the 3TG in its supply chain may have originated in the covered countries and conducted certain due diligence activities.
By definition, due diligence is a series of reasonable steps that are taken to satisfy a specific requirement. In this case, the objective of those reasonable steps for Brocade was not only to comply with the SEC final rule, but to develop a position of social responsibility with respect to addressing the conflict minerals risk in its supply chain. To achieve these objectives, Brocade adopted a due diligence process based on the five-step due diligence framework described in the Organisation for Economic Cooperation and Development (OECD) guidance and related supplements. These steps, which by nature incorporated the RCOI process, included:

1.	Developing and implementing a company management system regarding conflict minerals in its supply chain

2.	Understanding the conflict minerals risk in its supply chain through the RCOI and risk assessment processes

3.	Responding to identified risks through additional supplier engagement opportunities

4.	Reviewing the supply chain risks, including desk top audits of certain suppliers, and influencing the nature of its supply chain with respect to addressing conflict minerals risk

5.	Documenting its due diligence process and the outcome to support preparation of SEC reporting and public disclosure of its conflict minerals information
The activities undertaken by Brocade to complete each of these steps are described in the following sections.

2.2	Company Management System
Brocade completed a number of actions to develop an internal management system that supports its compliance with the conflict minerals rule, addresses its customers’ needs for understanding conflict minerals in their supply chains, and implements a reasonable approach to understanding the conflict minerals risks in its own supply chain. These actions include:

•
A company Conflict Minerals Statement that was developed and approved by key stakeholders, communicated internally, and is posted on the company’s external website at: http://www.brocade.com/downloads/documents/company_information/corporate-responsibility-conflict-mineral.pdf. The text of Brocade’s statement is presented below:

Brocade recognizes the adverse effects associated with mining columbite-tantalite, cassiterite, gold, wolframite or their derivatives (collectively referred to as “conflict minerals”) in the Democratic Republic of the Congo and adjoining countries. Brocade is committed to sourcing minerals for our products in a manner that does not directly finance armed groups perpetrating serious human rights abuses in the Democratic Republic of the Congo or an adjoining country. In addition, Brocade is committed to complying with Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and with a nationally or internationally recognized framework for conflict minerals due diligence, as applicable. Brocade expects our suppliers to exercise due diligence on the source and chain of custody of conflict minerals in the products they manufacture, to make their due diligence measures and information available to Brocade on request, and to source minerals from responsible sources that do not contribute to human rights abuses in the Democratic Republic of the Congo and adjoining countries. Brocade will comply with the reporting requirements of Section 1502 of the Dodd-Frank Act, including making information regarding conflict minerals available to the public.

•
A strategy for compliance with the SEC final rule was devised that included establishing roles and responsibilities, developing and implementing a Conflict Minerals Implementation Plan, and developing an internal Conflict Minerals Standard Operating Procedure (“SOP”). The Conflict Minerals Implementation Plan includes the scope of the program and approach used for compliance with the SEC rule; responsibilities for implementing the plan; a description of the process Brocade followed to complete its RCOI, due diligence, and SEC reporting requirements; a conflict minerals process flow diagram; and an implementation schedule. The SOP describes Brocade’s conflict minerals risk-based due diligence and management system approach to support Brocade’s goal that its supply chain does not contribute to human rights abuses and conflict in the DRC and adjoining countries.

•
The onboarding process for new suppliers was modified to include the addition of contractual language regarding Brocade’s expectations with respect to conflict minerals and a request for completed EICC templates to be submitted during the onboarding process.

•
On a quarterly basis or more frequently, if needed, Brocade engaged with its customers to understand their approaches to managing conflict minerals and to ensure Brocade provided appropriate and responsive information.

•	A resource plan was developed that identified both internal and external resources and responsibilities for implementing various aspects of Brocade’s conflict minerals strategy.

•
Brocade assigned business functional group responsibilities for conflict minerals to specific Brocade employees, held meetings with those employees to explain what was needed, and developed an internal Plan of Record that served as a formal commitment by the company to implement its conflict minerals program and established expectations for accountability.

•	Brocade retained an outside contractor to provide the means and methods to implement its good faith RCOI and due diligence process.

•
Brocade implemented an RCOI process that involved collecting and evaluating completed EICC templates from its suppliers who were actively engaged in providing products to Brocade during CY 2013 that were likely to contain 3TG. Supplier information was subject to the due diligence process as described in this report. Brocade held its suppliers responsible for providing the information needed to support the RCOI and due diligence processes at both the corporate level and the procurement level. Suppliers who were reluctant to provide the required information were escalated to Brocade’s procurement team, which provided direct support of the RCOI process, to achieve the maximum supplier response. This resulted in receiving a response from 100% of all of the in-scope suppliers; 96% of the suppliers submitted completed EICC templates and 4% submitted other information in lieu of a template.

•
Internal and external communications were developed by Brocade that describe its company statement and conflict minerals strategy and program to employees, suppliers, investors, customers and other interested stakeholders. The communication includes the Conflict Minerals Statement on its publicly available website at: http://www.brocade.com/downloads/documents/company_information/corporate-responsibility-conflict-mineral.pdf, presentations, outbound EICC templates, supplier communication letters and e-mails, and training programs.

2.3	Supply Chain Risk Assessment
Brocade used the EICC template (and its associated list of smelters, including those in the CFS program) as the platform for its in-scope suppliers to communicate information regarding the presence of 3TG and country of origin data for products supplied to Brocade. A two-part review process was conducted on the EICC templates received from suppliers; Part 1 was a completeness review and Part 2 was a risk review that comprised various risk assessment paths and follow-up actions.
The completeness review focused on whether each supplier provided all of the required information in the detail expected. Templates found to be incomplete were returned to the suppliers who were requested to resubmit them with all of the required information.
The risk review, which included an evaluation of six risk “paths”, was conducted in conjunction with the completeness review. The primary objective of the risk review was to evaluate whether a supplier’s responses could be considered to be credible such that Brocade could effectively implement its conflict minerals strategy and policy, including meeting the requirements of the SEC final rule.
The six risk “paths” included the following:

•	Path A - The supplier’s declared smelter is not on the EICC template drop down list.

•	Path B - The supplier’s declared smelter is on the drop down list, but is not on the CFS list.

•	Path C - The supplier’s declared smelter is on a Brocade customer watch list.

•	Path D - The supplier has not identified all of its smelters.

•	Path E - The supplier does not have key management systems in place.

•	Path F - The supplier reported conflict minerals from conflict countries.
The risk review was conducted in a manner to identify:

•	supplier responses for which it was not reasonable to believe the information provided

•	key issues for which supplier follow-up was needed to meet Brocade’s program objectives and customer requirements

•	issues which may pose a business risk to Brocade

2.4	Response to Identified Risks
Based on the results of the risk review, suppliers were asked to provide additional information or resubmit their templates to address identified issues. The suppliers’ responses to requested follow-up actions and requests for additional information were reviewed by Brocade and, where necessary, an appropriate response on Brocade’s part was initiated. In some cases, the outcome of these additional actions by certain suppliers did not completely address the identified risks resulting in identification of suppliers that do not meet Brocade’s expectations with respect to its conflict minerals statement. These suppliers will be included in a corrective action program that will be implemented during Brocade’s CY 2014 conflict minerals RCOI and due diligence process.

2.5	Smelter Validation
Based on the smelter information provided by the in-scope suppliers on the completed EICC templates, two lists of smelters were compiled. The “known” smelter list included those smelters that have been evaluated by the EICC, determined to be smelters, and assigned a smelter ID number. This list of smelters was compared to the EICC’s list of CFS facilities and a notation was made regarding which smelters were determined to be CFS.
The “unknown” smelter list included those smelters identified by suppliers in their EICC templates that did not have smelter ID numbers. This list was subjected to additional review to attempt to determine whether the companies identified were actual smelters. This review included direct contact with the companies when contact information was provided by a supplier or could otherwise be identified, review of any additional information provided by the smelter, and a search for publicly available information regarding each company via the Internet. When the supporting information indicated that an identified company was engaged in smelting operations, it was identified as a smelter.

2.6	Risk Review/Desk Top Audits
Based on the outcome of the risk review and any follow-up actions, Brocade selected a group of suppliers to participate in “desk top” audits. The objective of these audits was to further evaluate the information provided regarding the source of any conflict minerals reported.
The audits were conducted by an experienced auditor from Brocade’s outside contractor, who was independent of the data collection process, and included the activities described below.

1.	Prioritized suppliers based on the information provided in their EICC templates and finalized list for the audits

2.	Created “rules” for the audit team

3.	Initiated the audit process

4.	Contacted suppliers selected for audit

5.	Reviewed all information provided by each supplier

6.	Independently verified supplier information to the extent possible:

•	Reviewed each supplier’s company website regarding its conflict minerals policy and other relevant information that is publicly available

•	Checked for other publicly available information (e.g., information on identified smelters)

•	Checked the status of smelters in the CFS program

7.	Requested follow up information from each supplier, including:

•
Questionnaire regarding conflict minerals management system, how they derived their information on the EICC template, source of supply, and to ascertain whether the metal(s) could have come from scrap or recycled sources

•	Additional smelter information, if needed

8.	Evaluated whether each supplier is sourcing materials from a conflict country that is benefitting armed groups

9.	Prepared an audit report

2.7	CY 2014 Activities
Brocade will conduct its CY 2014 RCOI process by sourcing conflict minerals data from all of its active suppliers that were included in the CY 2013 process and will expand the scope of the project to include additional suppliers. In addition, Brocade is developing and will implement corrective action plans for certain groups of suppliers that did not meet Brocade’s expectations as identified in its conflict minerals statement. The corrective action plans will be designed to reinforce Brocade’s expectations for its suppliers to identify the source of any conflict minerals in their products and to develop clear supporting documentation, to source minerals from CFS smelters, and to encourage non-CFS smelters to undergo certification as conflict free.

3	Product Description

Brocade produces networking equipment. Brocade’s products contain both parts that meet the definition of DRC conflict free and parts that are DRC conflict undeterminable. As such, for CY 2013, Brocade has determined that its networking equipment is DRC conflict undeterminable.

Because Brocade is many times removed from the origin of any conflict minerals in its supply chain, it relied on information provided by its suppliers regarding the facilities used to process conflict minerals, the country of origin of the conflict minerals, and the specific mine or location of the minerals’ origin. Using EICC templates, Brocade collected information regarding the facilities used to process conflict minerals (i.e., smelters) from its supply chain. Approximately 34% of Brocade’s in-scope suppliers were not able to provide sufficient information for Brocade to determine the country, mine, or location of origin of the conflict minerals in products sold to Brocade. The list of smelters identified by Brocade’s in-scope suppliers is provided in Appendix A. This list includes “known” smelters (i.e., smelters that have an ID number that was assigned by the EICC, known smelters that have been confirmed to be CFS (or certified by similar programs to be processing minerals that do not benefit armed groups in a covered country), and facilities that do not currently have smelter ID numbers, but have been determined through Brocade’s validation process to be conducting smelting operations.

Appendix A - Smelter List
Brocade

Metal	Smelter Reference List	Standard Smelter Names	Smelter Facility Location: Country	Smelter ID	CFS
Gold	AGR Matthey	Western Australian Mint trading as The Perth Mint	AUSTRALIA	1AUS046	Yes
Gold	Imicore / Unicore SA Umicore SA Business Unit Precious Metals Refining	Imicore / Unicore SA Umicore SA Business Unit Precious Metals Refining	BELGIUM	1BEL062	Yes
Gold	AngloGold Ashanti	AngloGold Ashanti Mineração Ltda	BRAZIL	1BRA003	Yes
Gold	Umicore Brasil Ltda	Umicore Brasil Ltda	BRAZIL	1BRA061	No
Gold	Johnson Matthey Canada	Johnson Matthey Limited	CANADA	1CAN024	Yes
Gold	Royal Canadian Mint	Royal Canadian Mint	CANADA	1CAN050	Yes
Gold	Xstrata	Xstrata Canada Corporation	CANADA	1CAN064	Yes
Gold	Argor Heraeus	Argor-Heraeus SA	SWITZERLAND	1CHE004	Yes
Gold	Cendres & Metaux SA	Cendres & Metaux SA	SWITZERLAND	1CHE011	No
Gold	Metalor Switzerland	Metalor Technologies SA	SWITZERLAND	1CHE035	Yes
Gold	PAMP SA	PAMP SA	SWITZERLAND	1CHE045	Yes
Gold	VALCAMBI	Valcambi SA	SWITZERLAND	1CHE063	Yes
Gold	PX Precinox	PX Précinox SA	SWITZERLAND	1CHE068	No
Gold	Codelco	Codelco	CHILE	1CHL014	No
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA	1CHN020	No
Gold	JCC	JIANGXI COPPER COMPANY LIMITED	CHINA	1CHN023	No
Gold	China’s Shangdong Gold Mining Co., Ltd	The Refinery of Shandong Gold Mining Co., Ltd	CHINA	1CHN053	No
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA	1CHN054	No
Gold	Great Wall Gold & Silver Refinery	The Great Wall Gold and Silver Refinery of China	CHINA	1CHN059	No
Gold	SHANDONG ZHAOYUAN GOLD ARGENTINE REFINING COMPANY	SHANDONG ZHAOYUAN GOLD ARGENTINE REFINING COMPANY	CHINA	1CHN065	No
Gold	Zijin Mining	Zijin Mining Group Co. Ltd	CHINA	1CHN066	No
Gold	Suzhou Xingrui Noble	Suzhou Xingrui Noble	CHINA	1CHN079	No

Metal	Smelter Reference List	Standard Smelter Names	Smelter Facility Location: Country	Smelter ID	CFS
Gold	Allgemeine	Allgemeine Gold- und Silberscheideanstalt A.G.	GERMANY	1DEU001	Yes
Gold	Aurubis	Aurubis AG	GERMANY	1DEU007	No
Gold	Heimerle + Meule GmbH	Heimerle + Meule GmbH	GERMANY	1DEU017	No
Gold	Heraeus Germany	Heraeus Precious Metals GmbH & Co. KG	GERMANY	1DEU018	No
Gold	Cookson Group Cookson Sempsa SEMPSA Joyeria Plateria SA	Cookson Group Cookson Sempsa SEMPSA Joyeria Plateria SA	SPAIN	1ESP052	No
Gold	Heraeus Hong Kong	Heraeus Ltd Hong Kong	HONG KONG	1HKG019	No
Gold	Metalor HK	Metalor Technologies (Hong Kong) Ltd	HONG KONG	1HKG036	Yes
Gold	PT Aneka Tambang (Persero) Tbk	PT Aneka Tambang (Persero) Tbk	INDONESIA	1IDN048	No
Gold	Chimet	Chimet SpA	ITALY	1ITA013	No
Gold	Asahi Pretec Corp	Asahi Pretec Corp	JAPAN	1JPN005	Yes
Gold	Dowa	Dowa	JAPAN	1JPN015	Yes
Gold	Ishifuku Metal Industry Co., Ltd.	Ishifuku Metal Industry Co., Ltd.	JAPAN	1JPN021	No
Gold	Japan Mint	Japan Mint	JAPAN	1JPN022	No
Gold	JX Nippon Mining & Metals Co ..Ltd Nittko seiren (saganoseki)	JX Nippon Mining & Metals Co. Ltd. Nittko seiren (saganoseki)	JAPAN	1JPN028	Yes
Gold	Matsuda Sangyo Co. Ltd	Matsuda Sangyo Co. Ltd	JAPAN	1JPN034	Yes
Gold	Mitsubishi Materials Corporation	Mitsubishi Materials Corporation	JAPAN	1JPN039	Yes
Gold	Mitsui	Mitsui Mining and Smelting Co., Ltd.	JAPAN	1JPN040	Yes
Gold	Sumitomo Metal Mining Co. Ltd.	Sumitomo Metal Mining Co. Ltd.	JAPAN	1JPN057	Yes
Gold	Tokuriki Honten Co. Ltd	Tokuriki Honten Co. Ltd	JAPAN	1JPN060	No
Gold	Nihon Material Co. LTD	Nihon Material Co. LTD	JAPAN	1JPN071	Yes
Gold	Aida Chemical Industries Co. Ltd.	Aida Chemical Industries Co. Ltd.	JAPAN	1JPN072	No
Gold	Asaka Riken Co Ltd	Asaka Riken Co Ltd	JAPAN	1JPN073	No
Gold	Kojima Chemicals Co. Ltd	Kojima Chemicals Co. Ltd	JAPAN	1JPN074	Yes
Gold	Yokohama Metal Co Ltd	Yokohama Metal Co Ltd	JAPAN	1JPN077	No
Gold	Chugai Mining	Chugai Mining	JAPAN	1JPN078	No
Gold	Pan Pacific Copper Co Ltd.	Pan Pacific Copper Co Ltd.	JAPAN	1JPN080	No
Gold	Kazzinc Ltd	Kazzinc Ltd	KAZAKHSTAN	1KAZ029	No

Metal	Smelter Reference List	Standard Smelter Names	Smelter Facility Location: Country	Smelter ID	CFS
Gold	Kyrgyzaltyn JSC	Kyrgyzaltyn JSC	KYRGYZSTAN	1KGZ030	No
Gold	LS Nikko	LS-Nikko Copper Inc	KOREA, REPUBLIC OF	1KOR032	No
Gold	Torecom	Torecom	KOREA, REPUBLIC OF	1KOR081	No
Gold	Daejin Indus	Daejin Indus	KOREA	1KOR082	No
Gold	DaeryongENC	DaeryungENC	KOREA, REPUBLIC OF	1KOR083	No
Gold	Do Sung Corporation	Do Sung Corporation	KOREA, REPUBLIC OF	1KOR084	No
Gold	Hwasung CJ Co. Ltd	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF	1KOR085	No
Gold	Korea Metal	Korea Metal	KOREA, REPUBLIC OF	1KOR086	No
Gold	Samwon Metal	Samwon Metal	KOREA	1KOR087	No
Gold	Caridad	Caridad	MEXICO	1MEX010	No
Gold	Met-Mex Penoles, S.A.	Met-Mex Penoles, S.A.	MEXICO	1MEX038	No
Gold	Schone Edelmetaal	Schone Edelmetaal	NETHERLANDS	1NLD051	No
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	1PHL008	No
Gold	FSE Novosibirsk Refinery	FSE Novosibirsk Refinery	RUSSIAN FEDERATION	1RUS016	No
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	1RUS026	No
Gold	JSC Uralectromed	JSC Uralectromed	RUSSIAN FEDERATION	1RUS027	No
Gold	Moscow Special Alloys Processing Plant	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	1RUS041	No
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION	1RUS044	No

Metal	Smelter Reference List	Standard Smelter Names	Smelter Facility Location: Country	Smelter ID	CFS
Gold	Prioksky	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	1RUS047	No
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	1RUS055	No
Gold	OJSC Kolyma Refinery	OJSC Kolyma Refinery	RUSSIAN FEDERATION	1RUS067	No
Gold	L’ azurde	L’ azurde Company For Jewelry	SAUDI ARABIA	1SAU031	No
Gold	Boliden AB	Boliden AB	SWEDEN	1SWE009	No
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	1TUR006	No
Gold	Istanbul Gold Refinery	Istanbul Gold Refinery	TURKEY	1TUR069	Yes
Gold	Nadir Metal Rafineri San. Ve Tic. A.?.	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	1TUR070	No
Gold	Solar Applied Materials Taiwan	Solar Applied Materials Technology Corp.	TAIWAN	1TWN056	Yes
Gold	JM USA	Johnson Matthey Inc	UNITED STATES	1USA025	Yes
Gold	Materion	Materion	UNITED STATES	1USA033	Yes
Gold	METALOR	METALOR	UNITED STATES	1USA037	Yes
Gold	Ohio Precious Metals LLC.	Ohio Precious Metals LLC.	UNITED STATES	1USA043	Yes
Gold	Sabin / Sabin Metal Corp.	Sabin / Sabin Metal Corp.	UNITED STATES	1USA075	No
Gold	United Precious Metal Refining Inc.	United Precious Metal Refining Inc.	UNITED STATES	1USA076	Yes
Gold	Almalyk Minning and Metallurgical Complex (AMMC)	Almalyk Minning and Metallurgical Complex (AMMC)	UZBEKISTAN	1UZB002	No
Gold	Navoi	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	1UZB042	No
Gold	Rand Refinery	Rand Refinery (Pty) Ltd	SOUTH AFRICA	1ZAF049	No
Gold	Smelter Not Listed	Baiyin Nonferrous Group Co.,Ltd	CHINA
Gold	Smelter Not Listed	China Cold International Resources Corp. Ltd	CHINA
Gold	Smelter Not Listed	China National Gold Group Corporation	CHINA
Gold	Smelter Not Listed	Gansu-based Baiyin Nonferrous Metals Corporation (BNMC)	CHINA
Gold	Smelter Not Listed	GUIXI SMELTER	CHINA
Gold	Smelter Not Listed	HENAN SANMENXIA LINGBAO CITY JINYUAN MINING INDUSTRY CO., LTD.	CHINA

Metal	Smelter Reference List	Standard Smelter Names	Smelter Facility Location: Country	Smelter ID	CFS
Gold	Smelter Not Listed	Henan Zhongyuan Gold Smelter Co., Ltd.	CHINA
Gold	Smelter Not Listed	Heraeus Zhaoyuan Precious Metal Materials Co.,Ltd.	CHINA
Gold	Smelter Not Listed	HUNAN CHENZHOU MINING GROUP CO. LTD.	CHINA
Gold	Smelter Not Listed	Jinfeng Gold Mine Smelter	CHINA
Gold	Smelter Not Listed	JINLONG COPPER CO., LTD.	CHINA
Gold	Smelter Not Listed	Johnson Matthey HongKong Ltd.	CHINA
Gold	Smelter Not Listed	LUOYANG ZIJIN YINHUI GOLD SMELTING CO. LTD.	CHINA
Gold	Smelter Not Listed	Metalor Technology (Suzhou)	CHINA
Gold	Smelter Not Listed	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Smelter Not Listed	SUPER DRAGON TECHNOLOGY CO., LTD.	CHINA
Gold	Smelter Not Listed	Yantai Guodasafina High-Tech Environmental Refinery Co. Ltd.	CHINA
Gold	Smelter Not Listed	YANTAI ZHAOJINLIFU EXPENSIVE METAL CO. LTD	CHINA
Gold	Smelter Not Listed	Zhaojin Gold & Silver Refinery Co.,Ltd	CHINA
Gold	Smelter Not Listed	ZhaoJin Mining Industry Co.,Ltd.	CHINA
Gold	Smelter Not Listed	Zhongjin Gold Corporation Limited	CHINA
Gold	Smelter Not Listed	ZIJIN KUANG YE REFINERY	CHINA
Gold	Smelter Not Listed	SAFINA, A.S.	CZECH REPUBLIC
Gold	Smelter Not Listed	The Hutti Gold Company	INDIA
Gold	Smelter Not Listed	ECO-SYSTEM RECYCLING CO., LTD.	JAPAN
Gold	Smelter Not Listed	SHONAN PLANT TANAKA KIKINZOKU	JAPAN
Gold	Smelter Not Listed	SAMDUCK PRECIOUS METALS	KOREA, REPUBLIC OF
Gold	Smelter Not Listed	Harmony Gold Refinery	South Africa
Gold	Smelter Not Listed	So Accurate Refining Services	UNITED STATES
Tin	Metallo Chimique	Metallo Chimique	BELGIUM	2BEL017	No

Metal	Smelter Reference List	Standard Smelter Names	Smelter Facility Location: Country	Smelter ID	CFS
Tin	Complejo Metalurico Vinto S.A.	EM Vinto	BOLIVIA	2BOL010	No
Tin	OMSA	OMSA	BOLIVIA	2BOL022	Yes
Tin	Mineração Taboca S.A.	Mineração Taboca S.A.	BRAZIL	2BRA018	No
Tin	White Solder Metalurgia	White Solder Metalurgia	BRAZIL	2BRA054	No
Tin	Cooper Santa	Cooper Santa	BRAZIL	2BRA063	No
Tin	Gejiu Zi-Li	Gejiu Zi-Li	CHINA	2CHN011	No
Tin	Geiju Non-Ferrous	Geiju Non-Ferrous Metal Processing Co. Ltd.	CHINA	2CHN012	Yes
Tin	Gold Bell Group	Gold Bell Group	CHINA	2CHN013	No
Tin	Jiangxi Nanshan	Jiangxi Nanshan	CHINA	2CHN014	No
Tin	Liuzhou China Tin	Liuzhou China Tin	CHINA	2CHN015	No
Tin	Chengfeng Metals Co Pte Ltd	Yunnan Chengfeng	CHINA	2CHN047	No
Tin	(Yunnan Tin Co., Ltd. smelting branch	(Yunnan Tin Co., Ltd. smelting branch	CHINA	2CHN048	Yes
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CNMC (Guangxi) PGMA Co. Ltd.	CHINA	2CHN050	No
Tin	China Minmetals	Minmetals Ganzhou Tin Co. Ltd.	CHINA	2CHN051	No
Tin	Huichang Jinshunda Tin Co. Ltd	Huichang Jinshunda Tin Co. Ltd	CHINA	2CHN052	No
Tin	Kai Unita Trade Limited Liability Company	Kai Unita Trade Limited Liability Company	CHINA	2CHN053	No
Tin	Linwu Xianggui Smelter Co	Linwu Xianggui Smelter Co	CHINA	2CHN055	No
Tin	CV Duta Putra Bangka	CV Duta Putra Bangka	INDONESIA	2IDN003	No
Tin	CV Jus Tindo	CV JusTindo	INDONESIA	2IDN004	No
Tin	CV Makmur Jaya	CV Makmur Jaya	INDONESIA	2IDN005	No
Tin	CV Nurjanah	CV Nurjanah	INDONESIA	2IDN006	No
Tin	CV Prima Timah Utama	CV Prima Timah Utama	INDONESIA	2IDN007	No
Tin	CV Serumpun Sebalai	CV Serumpun Sebalai	INDONESIA	2IDN008	No
Tin	CV United Smelting	CV United Smelting	INDONESIA	2IDN009	No
Tin	PT Alam Lestari Kencana	PT Alam Lestari Kencana	INDONESIA	2IDN023	No
Tin	PT Artha Cipta Langgeng	PT Artha Cipta Langgeng	INDONESIA	2IDN024	No
Tin	PT Babel Inti Perkasa	PT Babel Inti Perkasa	INDONESIA	2IDN025	No
Tin	PT Babel Surya Alam Lestari	PT Babel Surya Alam Lestari	INDONESIA	2IDN026	No
Tin	PT Bangka Kudai Tin	PT Bangka Kudai Tin	INDONESIA	2IDN027	No

Metal	Smelter Reference List	Standard Smelter Names	Smelter Facility Location: Country	Smelter ID	CFS
Tin	Ketapang	PT Bangka Putra Karya	INDONESIA	2IDN028	No
Tin	PT Bangka Timah Utama Sejahtera	PT Bangka Timah Utama Sejahtera	INDONESIA	2IDN029	No
Tin	PT Belitung Industri Sejahtera	PT Belitung Industri Sejahtera	INDONESIA	2IDN030	No
Tin	PT Bellitin Makmur Lestari	PT BilliTin Makmur Lestari	INDONESIA	2IDN031	No
Tin	IMLI	PT Bukit Timah	INDONESIA	2IDN032	Yes
Tin	PT Eunindo Usaha Mandiri	PT Eunindo Usaha Mandiri	INDONESIA	2IDN033	No
Tin	PT Fang Di MulTindo	PT Fang Di MulTindo	INDONESIA	2IDN034	No
Tin	PT HP Metals Indonesia	PT HP Metals Indonesia	INDONESIA	2IDN035	No
Tin	PT Koba Tin	PT Koba Tin	INDONESIA	2IDN036	No
Tin	PT Mitra Stania Prima	PT Mitra Stania Prima	INDONESIA	2IDN037	No
Tin	PT Refined Banka Tin	PT Refined Banka Tin	INDONESIA	2IDN038	No
Tin	PT Sariwiguna Binasentosa	PT Sariwiguna Binasentosa	INDONESIA	2IDN039	No
Tin	CV DS Jaya Abadi	PT Stanindo Inti Perkasa	INDONESIA	2IDN040	No
Tin	PT Sumber Jaya Indah	PT Sumber Jaya Indah	INDONESIA	2IDN041	No
Tin	Bangka Tin,Mentok,PT Timah (Persero) TBK	Bangka Tin,Mentok,PT Timah (Persero) TBK	INDONESIA	2IDN042	No
Tin	PT Timah Nusantara	PT Timah Nusantara	INDONESIA	2IDN043	No
Tin	PT Tinindo Inter Nusa	PT Tinindo Inter Nusa	INDONESIA	2IDN044	No
Tin	PT Yinchendo Mining Industry	PT Yinchendo Mining Industry	INDONESIA	2IDN045	No
Tin	Kundur,TT	PT Tambang Timah	INDONESIA	2IDN049	No
Tin	CV Gita Pesona	CV Gita Pesona	INDONESIA	2IDN056	No
Tin	PT Tommy Utama	PT Tommy Utama	INDONESIA	2IDN057	No
Tin	PT BANGKA TIN	PT BANGKA TIN	INDONESIA	2IDN058	No
Tin	PT DS Jaya Abadi	PT DS Jaya Abadi	INDONESIA	2IDN059	No
Tin	PT Panca Mega	PT Panca Mega	INDONESIA	2IDN060	No
Tin	PT Seirama Tin investment	PT Seirama Tin investment	INDONESIA	2IDN061	No
Tin	PT Karimun Mining	PT Karimun Mining	INDONESIA	2IDN062	No
Tin	Mitsubishi Materials Corporation	Mitsubishi Materials Corporation	JAPAN	2JPN020	No
Tin	Malaysia Smelting Corp	Malaysia Smelting Corp	MALAYSIA	2MYS016	Yes
Tin	Funsur	Minsur	PERU	2PER019	Yes
Tin	FENIX METALS	FENIX METALS	POLAND	2POL064	No
Tin	Novosibirsk	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION	2RUS021	No
Tin	Alpha	Alpha	UNITED STATES	2USA001	Yes
Tin	Smelter Not Listed	Ausmelt Limited	AUSTRALIA

Metal	Smelter Reference List	Standard Smelter Names	Smelter Facility Location: Country	Smelter ID	CFS
Tin	Smelter Not Listed	American Iron and Metal	CANADA
Tin	Smelter Not Listed	Asahi Solder Tech (Wuxi) Co. Ltd.	CHINA
Tin	Smelter Not Listed	CHENZHOU YUNXIANG MINING SMELTING COMPANY LTD	CHINA
Tin	Smelter Not Listed	China Hongqiao	CHINA
Tin	Smelter Not Listed	Cookson Alpha Metals(Shenzhen)Co.Ltd	China
Tin	Smelter Not Listed	Electroloy Metal PTE LTD	CHINA
Tin	Smelter Not Listed	Guixi smelter	CHINA
Tin	Smelter Not Listed	High Quality Technology Co., Ltd	CHINA
Tin	Smelter Not Listed	YUNAN TIN PRODUCTS MANUFACTURING CO.,LTD.OF YTCL	CHINA
Tin	Smelter Not Listed	Yunnan, China Rare Metal Materials Company	CHINA
Tin	Smelter Not Listed	ZHUZHOU SMELTER GROUP CO., LTD	CHINA
Tin	Smelter Not Listed	ZI JIN COPPER	CHINA
Tin	Smelter Not Listed	BALVER ZINN Josef Jost GmbH & Co.KG	GERMANY
Tin	Smelter Not Listed	DR.-ING. MAX SCHLOETTER GMBH & CO. KG	GERMANY
Tin	Smelter Not Listed	Feinhuette	GERMANY
Tin	Smelter Not Listed	WC Heraeus Hanau	GERMANY
Tin	Smelter Not Listed	Yuntinic Chemical GmbH	GERMANY
Tin	Smelter Not Listed	Materials Eco-Refining CO.,LTD	JAPAN
Tin	Smelter Not Listed	Nihon Kagaku Sangyo Co., Ltd.	JAPAN
Tin	Smelter Not Listed	SENJU MATERIAL INDUSTRY CO.,LTD.	JAPAN
Tin	Smelter Not Listed	Solder Coat Co.,Ltd.	JAPAN
Tin	Smelter Not Listed	Daewoo International	KOREA, REPUBLIC OF
Tin	Smelter Not Listed	DUKSAN HI-METAL	KOREA, REPUBLIC OF
Tin	Smelter Not Listed	Hyundai-Steel	KOREA, REPUBLIC OF
Tin	Smelter Not Listed	Butterworth Smelter	MALAYSIA
Tin	Smelter Not Listed	Hana-High Metal	Malaysia
Tin	Smelter Not Listed	Metahub Industries Sdn. Bhd.	MALAYSIA
Tin	Smelter Not Listed	POSSEHL	NETHERLANDS
Tin	Smelter Not Listed	Vale Inco, Ltd	NOT REPORTED
Tin	Smelter Not Listed	AMALGAMET INC	PERU

Metal	Smelter Reference List	Standard Smelter Names	Smelter Facility Location: Country	Smelter ID	CFS
Tin	Smelter Not Listed	CSC Pure Technologies	RUSSIAN FEDERATION
Tin	Smelter Not Listed	Electroloy Metal Pte	SINGAPORE
Tin	Smelter Not Listed	Nihon Genma MFG Co., Ltd.	THAILAND
Tin	Smelter Not Listed	ATI Metalworking Products	UNITED STATES
Tin	Smelter Not Listed	GALVA METAL	UNITED STATES
Tin	Smelter Not Listed	Grant Manufacturing and Alloying	UNITED STATES
Tin	Smelter Not Listed	Nathan Trotter	UNITED STATES
Tantalum	Plansee	Plansee	AUSTRIA	3AUT011	Yes
Tantalum	Duoloshan	Duoloshan	CHINA	3CHN001	Yes
Tantalum	F&X	F&X	CHINA	3CHN003	Yes
Tantalum	JiuJiang Tambre Co. Ltd.	JiuJiang Tambre Co. Ltd.	CHINA	3CHN007	Yes
Tantalum	Ningxia	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	3CHN009	Yes
Tantalum	Zhuzhou	Zhuzhou Cement Carbide	CHINA	3CHN015	Yes
Tantalum	RFH	RFH	CHINA	3CHN017	Yes
Tantalum	Conghua Tantalum and Niobium Smeltry	Conghua Tantalum and Niobium Smeltry	CHINA	3CHN019	Yes
Tantalum	JiuJiang JinXin Nonferous Metals Co., Ltd	JiuJiang JinXin Nonferous Metals Co., Ltd	CHINA	3CHN020	No
Tantalum	King-Tan Tantalum Industry Ltd	King-Tan Tantalum Industry Ltd	CHINA	3CHN026	No
Tantalum	H.C. Starck GmbH	H.C. Starck GmbH	GERMANY	3DEU006	Yes
Tantalum	Mitsui Mining & Smelting	Mitsui Mining & Smelting	JAPAN	3JPN008	Yes
Tantalum	Taki Chemicals	Taki Chemicals	JAPAN	3JPN023	Yes
Tantalum	ULBA	ULBA	KAZAKHSTAN	3KAZ014	Yes
Tantalum	Solikamsk	Solikamsk Metal Works	RUSSIAN FEDERATION	3RUS012	Yes
Tantalum	Exotech	Exotech	UNITED STATES	3USA002	Yes
Tantalum	Gannon & Scott	Gannon & Scott	UNITED STATES	3USA004	No
Tantalum	Cabot	Global Advanced Metals	UNITED STATES	3USA005	Yes
Tantalum	Kemet Blue Powder	Kemet Blue Powder	UNITED STATES	3USA010	Yes
Tantalum	Hi-Temp	Hi-Temp	UNITED STATES	3USA016	Yes
Tantalum	Telex	Telex	UNITED STATES	3USA018	Yes
Tantalum	Tantalite Resources	Tantalite Resources	SOUTH AFRICA	3ZAF024	Yes
Tantalum	Smelter Not Listed	TALISON MINERALS PTY LTD	AUSTRALIA
Tantalum	Smelter Not Listed	COMPANHIA INDUSTRIAL FLUMINENSE	BRAZIL
Tantalum	Smelter Not Listed	Changsha South Tantalum Niobium Co.,Ltd	CHINA

Metal	Smelter Reference List	Standard Smelter Names	Smelter Facility Location: Country	Smelter ID	CFS
Tantalum	Smelter Not Listed	Shanghai Jiangxi Metals Co., Ltd	CHINA
Tantalum	Smelter Not Listed	Ethiopian Minerals Development Share Company	ETHIOPIA
Tantalum	Smelter Not Listed	H.C. Starck Ltd.	JAPAN
Tantalum	Smelter Not Listed	Yano Metal	JAPAN
Tantalum	Smelter Not Listed	H.C. Starck Co., Ltd.	THAILAND
Tantalum	Smelter Not Listed	A&M MINERALS LIMITED	UNITED KINGDOM
Tantalum	Smelter Not Listed	H.C. Starck Inc.	UNITED STATES

Metal	Smelter Reference List	Standard Smelter Names	Smelter Facility Location: Country	Smelter ID	Pro-gressing	Active
Tungsten	WBH	Wolfram Bergbau und Hütten AG	AUSTRIA	4AUT012	Yes	No
Tungsten	Chaozhou Xianglu Tungsten IND Co., LTD.	Chaozhou Xianglu Tungsten IND Co., LTD.	CHINA	4CHN002	No	No
Tungsten	China Minmetals Corporation	China Minmetals Corporation	CHINA	4CHN003	No	No
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	Chongyi Zhangyuan Tungsten Co Ltd	CHINA	4CHN004	No	No
Tungsten	Ganzhou Huaxing Tungsten Products Co. LTD.	Ganzhou Huaxing Tungsten	CHINA	4CHN010	No	No
Tungsten	Ganzhou Nonferrous Metals Smelting Co Ltd.	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	CHINA	4CHN009	No	No
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	4CHN014	No	Yes
Tungsten	Zhuzhou Cemented Carbide	Zhuzhou Cemented Carbide	CHINA	4CHN015	No	No
Tungsten	Ganzhou Grand Sea W & Mo Group Co Ltd	Ganzhou Seadragon W&Mo Co.,Ltd.	CHINA	4CHN016	No	No
Tungsten	Hunan Chenzhou Mining Group Co	Hunan Chenzhou Mining Group Co	CHINA	4CHN018	No	No
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	DAYU WEILIANG TUNGSTEN CO.,LTD	CHINA	4CHN021	No	No
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	Fujian Jinxin Tungsten Co., Ltd.	CHINA	4CHN022	Yes	No
Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	CHINA	4CHN023	No	No
Tungsten	H.C. Starck GmbH	H.C. Starck GmbH	GERMANY	4DEU008	Yes	No
Tungsten	Japan New Metal	Japan New Metal	JAPAN	4JPN017	No	No
Tungsten	A.L.M.T. Corp.	A.L.M.T. Corp.	JAPAN	4JPN020	No	No
Tungsten	Wolfram Company CJSC	Wolfram Company CJSC	RUSSIAN FEDERATION	4RUS013	Yes	No
Tungsten	Alldyne Powder Technologies	ATI Tungsten Materials	UNITED STATES	4USA001	No	No
Tungsten	Global Tungsten	Global Tungsten & Powders Corp	UNITED STATES	4USA007	Yes	No
Tungsten	Kennametal	Kennametal Inc.	UNITED STATES	4USA026	No	No
Tungsten	Tejing (Vietnam) Tungsten Co Ltd	Tejing (Vietnam) Tungsten Co Ltd	VIETNAM	4VNM019	No	No

Metal	Smelter Reference List	Standard Smelter Names	Smelter Facility Location: Country	Smelter ID	Pro-gressing	Active
Tungsten	Smelter Not Listed	JIANGSU HETIAN TECHNOLOGICAL MATERIAL CO.,LTD	CHINA
Tungsten	Smelter Not Listed	Metal do	JAPAN
Tungsten	Smelter Not Listed	MITSUI MINING & SMELTING CO., LTD	JAPAN
Tungsten	Smelter Not Listed	Nanchang Cemented Carbide Limited Liability Company	CHINA
Tungsten	Smelter Not Listed	Triumph Northwest	UNITED STATES
Tungsten	Smelter Not Listed	VIETNAM YOUNGSUN TUNGSTEN INDUSTRY CO., LTD.	VIETNAM